SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 12, 2008 (March 12, 2008)

BILL BARRETT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1099 18th Street, Suite 2300

Denver, Colorado 80202

(Address of principal executive offices including Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Convertible Notes / Indenture and Supplemental Indenture.

On March 12, 2008, Bill Barrett Corporation (the “Company”) completed the public offering of $172.5 million aggregate principal amount of 5% convertible senior notes due 2028 (the “Notes”). The terms of the Notes are governed by an indenture (the “Base Indenture”) between the Company and Deutsche Bank Trust Company Americas, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture (the “First Supplemental Indenture”) between the Company and the Trustee.

The Base Indenture and the First Supplemental Indenture, including the form of the Notes, each dated March 12, 2008 are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

The Company’s press release relating to the matters described above in Item 1.01 is filed herewith as Exhibit 99.1.

The borrowing base on the Company’s credit facility has been increased to $467.0 million as a result of the Company’s increased reserve base as reported for year-end 2007 after giving effect to an adjustment downward by 25% of the value of the newly issued notes described in Item 1.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated March 12, 2008, between the Company and the Trustee.

4.2	First Supplemental Indenture, dated March 12, 2008, by and between the Company and Trustee (including form of 5% Convertible Senior Notes due 2028).

5.1	Opinion Letter of Francis B. Barron, General Counsel of the Company

99.1	Press Release dated March 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

BILL BARRETT CORPORATION

(Registrant)

March 12, 2008	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary